                         PATRIOT SCIENTIFIC CORPORATION

                                  EXHIBIT 10.7

            NON-EXCLUSIVE MANUFACTURING AND LINE OF CREDIT AGREEMENT


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            NON-EXCLUSIVE MANUFACTURING AGREEMENT AND LINE OF CREDIT

This Manufacturing Agreement is entered into as of the 28th day of February, 1996 by and between:

         (a) Labway Corporation ("Labway"), a legal entity organized and existing under the laws of the Taiwan, whose principal office is at 10F-2, 508, SEC5, Chung Hsiao E. Rd., Taipei, Taiwan, R.O.C.

         (b) Patriot Scientific Corporation ("Patriot") a company incorporated in the State of Delaware, United States of America having its principal office at 12875 Brookprinter Place, #300, Poway, California 92064.

1. General Provision. Labway and Patriot ("Parties") agree to enter into this agreement through friendly negotiations under the condition of equality and mutual benefit.

2. Purpose and Products of Contract. The purpose of the Parties in entering into this Agreement is to utilize Labway's design, engineering and manufacturing expertise to strengthen Patriot's ISDN terminal technology and to produce ISDN terminal type products for marketing and distribution. This agreement relates to Patriot's proprietary CyberShark line of products and initially to the CyberShark I product.

3. Capability. Labway has indicated that it has the capacity to produce up to 20,000 CyberShark I products per month.

4. Scope of Production.

         A. Initial Phase. The initial phase shall include the Parties finalizing the design and specifications of CyberShark I and preparing for initial production. Labway has agreed to provide technical and engineering assistance to Patriot during this phase. Compensation, if any, to be paid to Labway shall be separately negotiated and agreed to in writing prior to the incurrence of any obligation by Patriot.

         B. Subsequent Phase. This phase shall include volume production of CyberShark I product to order or in anticipation of orders and further cooperation among the parties on the development of future CyberShark or ISDN related devices.

5. Responsibilities of Each Party. Labway and Patriot shall be responsible for fulfilling their respective duties as follows:

         A. The responsibilities of Labway shall be:

                 (1) to produce CyberShark products strictly according to the drawings, specifications, technological processes and operating procedures set by Patriot.

                 (2) to pay for the salary and costs incurred by any of Labway's engineers or other personnel who work on the project or consult with Patriot or travel to Patriot, unless other arrangements are made in writing.

                 (3) assist Patriot in processing any applicable customs declarations for the products shipped to Patriot or its customers worldwide.

                 (4) to carry out facility and production facilities design and setup.

                 (5) to comply with relevant environmental standards and regulations.

                 (6) to assist Patriot personnel in applying for entry visas, work licenses and to make travel and lodging arrangements acceptable to such foreign personnel in connection with any visits to inspect production facilities or for other purposes, the cost of such travel to be paid by Patriot unless otherwise agreed.

                 (7) to fulfill its obligations under this Agreement.

         B. The responsibilites of Patriot shall be:


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                 (1) prior to the first purchase order from Patriot to Labway,
Patriot shall provide Labway with the know-how relating to the ISDN terminal technology and proprietary parts list and assembly technology required in order to enable Labway to manufacture the CyberShark line should Patriot.

                 (2) to provide Labway any proprietary components that Patriot elects to provide, at no charge (to be considered in any manufacturing quotes) or at such costs as agreed by the Parties.

                 (3) to pay for the salary and costs incurred to send engineers and technicians as it deems necessary to Labway's facilities to demonstrate the know-how and to assist in setting up production and quality control.

                 (4) to fulfill its obligations under this Agreement.

6. Quality Control.

Patriot shall provide Labway, in writing, the CyberShark specifications, performance requirements and further functional quality specifications. Further, Patriot will fully explain cosmetic quality specifications and will provide certification in writing when the first shipment, if any, of CyberShark product meets this specification. Future shipments shall conform to this same cosmetic specification or as amended from time to time by Patriot.

Patriot shall return to Labway any products shipped to Patriot or Patriot customers that do not meet the specifications and requirements. Labway shall credit Patriot within 30 days for the purchase price of all such returned product, unless otherwise agreed in writing. Patriot shall inform Labway of any quality problems within 100 days of receipt of shipment, unless otherwise agreed in writing.

Labway agrees to allow Patriot personnel or its representatives to have access to Labway's manufacturing facilities during normal operating hours in order to carry out periodic inspections of the quality of the products manufactured by Labway.

Labway agrees to undertake to correct expeditiously any and all deficiencies in the quality of the CyberShark products it manufactures brought to its attention by Patriot or its agents. Failure by Labway to undertake to correct deficiencies in quality, in addition to other remedies, shall be a breach of this Agreement and a cause for Patriot to terminate this Agreement and any outstanding purchase orders.

7. Labeling and Packaging.

Should Patriot request Labway to package and or label product or provide instruction and other insert materials, then Patriot shall provide film negatives for printing unless other arrangements are agreed in writing.

8. Billings.

Labway shall invoice Patriot at time of shipment. Pricing shall be agreed from time to time on terms and specifications as agreed between the Parties. Labway shall invoice direct outside costs incurred for shipment of products to Patriot or its customers. Shipment shall be made according to Patriot's instructions.

All payments shall be made in United States dollars to a U.S. location designated by Labway in writing.

Labway has agreed that although this manufacturing agreement is non-exclusive that it will endeavor to be price, quality and time competitive with other comparable manufacturers.

9. Payment Terms and Line of Credit.

Unless otherwise provided herein payment by Patriot to Labway shall be due at time of shipment. However, commencing for an initial term of six months beginning May 1, 1996, Labway shall provide payment terms of 60 days from date of shipment on up to $250,000 of billings. Any invoices for shipments in excess of $250,000, unless otherwise agreed, shall be due on shipment. This delayed billing, or line of credit, shall be without interest and expire for any shipments after October 31, 1996.


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Labway has indicated that given appropriate credit review, including a review of Patriot's customers credit standing, that it may in its sole discretion extend amounts in excess of $250,000 and may also renew these delayed payment terms for additional six month periods. Patriot has granted Labway a one time warrant to purchase 25,000 common shares (Exhibit A) as consideration for this credit facility. Extensions will be based on credit review without further payment by Patriot unless otherwise agreed in writing.

10. Initial Costs.

Each of the Parties shall bear initial startup costs of this Agreement and of initial manufacturing unless otherwise agreed. Tools, designs, layouts, programs, processes or other information, if any, shall be the property of Patriot, irrespective of payment, unless otherwise agreed.

11. Term.

Unless earlier terminated, the term of this agreement shall be for two years and may be extended by the mutual agreement of the Parties.

12. Orders and Termination.

Due to the non-exclusive nature of this Agreement, Patriot shall not be required to place any orders or continue to place orders with Labway. However, Patriot shall endeavor to keep Labway informed as to its future requirements and anticipated orders in order for Labway to manage its production facility. Labway agrees to provide capacity for up to 20,000 CyberShark style board products provided that an initial order is placed no later than July 31, 1996 and monthly quantities approach 5,000 per month by December 1996. Otherwise the Parties shall address capacity requirements at that time based on order flow, if any.

In order to provide Patriot with some assurance of production continuity, Labway agrees to be competitive as provided in Item 8 above, and will accept orders from Patriot within the quantity guidelines provided herein.

Either Party may terminate this Agreement if the other Party shall fail to perform reasonably any material covenant, agreement, term, or provision of this Agreement and such failure shall continue for a period of thirty days or more after written notice thereof is given to the other Party.

Termination shall not relieve Labway of the confidentiality obligation provided in Item 13 hereof. Upon termination, Labway shall return to Patriot all Confidential Information. Patriot shall have the option of purchasing at the lower of cost or fair market value all component parts and accessories for CyberShark products then in possession of Labway.

13. Confidentiality.

Labway agrees that it and its employees and agents shall not disclose any proprietary or confidential information relating to CyberShark product technology, proprietary assembly technology, design methods, parts lists, or to Patriot's financial, marketing, manufacturing, organizational, technical, and other information (the "Confidential Information") without the prior written consent of Patriot during the term of this Agreement or for three years after termination or expiration.

Labway shall take all reasonable precautions, including the conclusion of confidentiality agreements with its employees, to prevent its employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

Labway agrees that the manufacture of CyberShark products for Patriot and its designated customers shall be on an exclusive basis (Labway to Patriot) and that Labway will not manufacture or sell the CyberShark or any other ISDN terminal adaptor type, style or similar product for any purpose other than to fulfill its obligations under this Agreement for the term of this Agreement plus twelve months thereafter. If Labway violates this paragraph, Labway shall pay Patriot for all financial losses and legal expenses Patriot may incur as a result of such violation, including any damage, loss, cost, lost profits, or liability, including legal fees and the cost of enforcing this paragraph.

14. ShBoom Representation.


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Labway desires to represent Patriot in Taiwan with respect to its ShBoom technology and desires to assist Patriot in obtaining cost- effective fabrication of ShBoom-architecture microprocessors. The Parties agree to further explore this possibility at a future date, however Patriot shall not be bound or restricted in any way by this paragraph with respect to marketing, licensing, fabricating or otherwise exploiting the ShBoom technology in Taiwan or any other location, unless and until a definitive agreement for representation, if any, is executed among the Parties.

15. Notices.
Notices shall be delivered in writing by messenger, airmail, or facsimile to the addresses set forth below:
         a. If to Labway, at:
                 Redy Yen
                 Labway Corporation
                 10F-2, 508, SEC5
                 Chung Hsiao E. Rd.
                 Taipei, Taiwan, R.O.C.
                 Phone 886-2-7269485
                 Fax     886-2-3460612

           with a copy to:
                 Shaw Lin, Ph.D.
                 Innoware, Inc.
                 3970 Sorrento Valley Blvd., Ste. E
                 San Diego, CA 92121

         b. If to Patriot, at:

                 Patriot Scientific Corporation
                 12875 Brookprinter Place, Suite #300
                 Poway, California 92064
                 United States of America
                 Phone 1-619-679-4428
                 Fax     1-619-679-4429

The deemed date of delivery shall be date of delivery if by messenger, 10 days after postmark if airmailed, and if by facsimile the first business day after the date of transmission. If sent by facsimile a copy must be transmitted by airmail or messenger. Each Party may change its notice address by written notice, effective five days after delivery.


16. Applicable Law.

All questions concerning the formation, validity, interpretation, performance, termination or breach of this Agreement shall be governed by and decided in accordance with the related laws of State of California, USA and appropriate customary and conventional international law.

17. Representations and Warranties.

Labway hereby represents and warrants the following:

         A. That it possesses full legal power and authority and required government approval to enter into this contract, to manufacture goods for sale worldwide, to manufacture and sell the CyberShark products as contemplated by the Agreement and to perform its obligations hereunder.

         B. That the signor has full authority to execute this agreement.

Patriot hereby represents and warrants the following:

         A. That it possesses full legal power and authority to enter into this Agreement and to perform its obligations hereunder.

         B. That the signor has full authority to execute this agreement.


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         C. That it owns the intellectual property rights with respect to the
            CyberShark.

18. Settlement of Disputes.

In the event of any disagreement arising from the execution of, or in connection with this Agreement, the Parties shall attempt in the first instance to resolve any such disagreement through friendly consultations and in an amicable manner.

Any claim, controversy or disputes arising from the execution of, or in connection with, this Agreement shall be settled through friendly negotiations and consultations among the Parties. In case no settelement can be reached within 20 days fo the submission of such matter by one of the Parties, then such dispute shall be submitted to ad hoc arbitration wherein each party selects one arbitrator and these two arbitrators select a third arbitrator. Any such arbitration shall be held in San Diego, California and conducted in the English language and in accordance with the provisions of the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL") in effect at the time of the arbitration. The arbitral award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms. The costs of the arbitration and the enforcement of any resulting award or decision, including a reasonable allowance for attorney's fees, shall be borne by the losing Party or as otherwise specified in the ruling of the arbitration tribunal. The Parties agree that the award is to be considered as a settlement of the dispute between them and shall accept it as the true expression of their own determination in connection therewith. During the arbitration, both Parties shall continue to perform their obligations under this Agreement.

19. Partial Unenforceability.

In any portion of this Agreement is or becomes unenforceable for any reason, the remaining portions shall remain in full force and effect, and the Parties shall amend the Agreement as may be necessary to achieve its original intent.

20. Succession; Assignment.

This Agreement shall inure to the benefit of and be binding on the Parties and their respective successors and assigns; provided, however, that neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party.

21. Waiver.

Failure or delay on the part of a Party to exercise any right or privilege under this Agreement shall not operate as a waiver of such right or privilege, nor shall any partial exercise of any right or privilege preclude any future exercise of such right or privilege.

22. Language.

This Agreement shall be written in English and interpreted in English only.

23. Integration.

This Agreement constitutes the complete and only agreement among the Parties on the subject matter of this Agreement and replaces all previous oral or written agreements, understandings, and communications of the Parties in respect of the subject matter of this Agreement.


LABWAY CORPORATION                       PATRIOT SCIENTIFIC CORPORATION




BY       REDY YEN                                 BY      ELWOOD G. NORRIS
         --------                                         ----------------


TITLE    CEO                             TITLE    CEO AND PRESIDENT
         ---                                      -----------------



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EXHIBIT A

THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT"), AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY "U.S. PERSON" (AS DEFINED IN "REGULATION S" UNDER THE ACT) OR BY ANY PERSON IN THE UNITED STATES OF AMERICA, UNLESS THIS WARRANT IS FIRST REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.


                             STOCK PURCHASE WARRANT

                RIGHT TO PURCHASE 25,000 SHARES OF COMMON STOCK


THIS CERTIFIES THAT LABWAY CORPORATION ("Holder") is entitled to purchase, on or before August 31, 1996 twenty five thousand (25,000) shares of the common stock ("Common Stock") of PATRIOT SCIENTIFIC CORPORATION (the "Corporation" or "Company") upon exercise of this Warrant along with presentation of the full purchase price. The purchase price of the common stock upon exercise of this Warrant ("Warrant Shares") is equal to the One Dollar Fifty Eight Cents ($1.58) per share (the "Exercise Price"). This Warrant is granted to Holder for valuable consideration received.

1. Exercise of Warrant. This Warrant may be exercised in whole or in part on any business day on or before the expiration date listed above by presentation and surrender hereof to the Company at its principal office of an exercise request and the Exercise Price in lawful money of the United States of America in the form of a wire transfer or check, subject to collection, for the number of Warrant Shares specified in the exercise request. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and an exercise request and representations, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

2. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant. The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

(a) In case the Corporation shall at any time after the date of this Warrant:

         (i) Pay a dividend of its shares of its Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;

         (ii) Subdivide its outstanding shares of Common Stock;

         (iii) Combine its outstanding shares of Common Stock; or

         (iv) Issue any other shares of capital stock by reclassification of its shares of Common Stock;

the Exercise Price in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case of any reorganization of the Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplemental Warrant") which will make lawful and adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such Supplemental


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Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, and changes of Common Stock and to successive consolidations, mergers, sales, or conveyances.

3. Representations

At the date of exercise, the Holder shall represent and warrant to the Company in writing that:

 (a) The Holder understands that the Warrant Shares shall be issued in reliance upon specific exemptions from, or the non- application of, the registration and other requirements of the U.S. federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Warrant Shares pursuant to such exemptions. Without limiting the foregoing, the Holder understands that the Warrant Shares have not been and will not be registered under the Securities Act of 1993, as amended (the "Act"), in reliance upon Regulation S thereunder (Regulation S") and cannot be offered or sold in the United States or to U. S. Persons (as defined in Regulation S), or for the account or benefit of any U.S. person, except upon the registration of the Securities under the Act or pursuant to an available exemption from the registration requirements of the Act.

(b) The Holder is not a U.S. Person (as defined in Regulation S).

(c) None of the Holder, its affiliates or any person acting on behalf of the Holder or any such affiliate has engaged, or will engage, in any "directed selling efforts" (as defined in Regulation S) with respect to the Warrant Shares.

(d) The exercise of the Warrant has not been pre arranged with a purchaser located in the United States or who is a U. S. Person, and are not part of a plan or scheme to evade the regulation requirements of the Act.

(e) The Holder has not entered, and does not presently intend to enter, into any option, short position or similar transaction with the purpose of reducing the Holder's market risk with respect to the exercise of the Warrant and the ownership and holding of the Warrant Shares.

 (f) The Holder understands that he shall be required to bear all personal expenses incurred in connection with the exercise of this Warrant.

The Holder shall certify in writing at the date of exercise that each of the foregoing representation and warranties set forth in this Section 3 are true as of the date thereof. If in any respect such representations and warranties shall not be true and accurate at the date the Holder exercises this Warrant, the Holder shall give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor, whereupon the Company may place the applicable Rule 144 restrictive legend on the common shares issued upon exercise of the Warrant. Likewise should there be amendments or other changes in Regulation S prior to the date of exercise, it is possible that the exercise and issue of the Warrant Shares may no longer qualify for the exemption and accordingly the Company may be required to issue the Warrant Shares with the applicable legend.

However, the Company shall issue a certificate which does not contain such legend if (i) the shares represented by such certificate are sold pursuant to a registration statement (including a current prospectus) which has become effective under the Act, or (ii) the Company's counsel, or other counsel acceptable to the Company, shall have rendered an opinion satisfactory to the Company to the effect that such shares may be issued without legend because the original sale was pursuant to Regulation S or otherwise the shares may be freely sold and thereafter publicly traded without registration under the Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act.

4. Legend

In addition to any specific restrictive legends that may be required by applicable securities laws, the Holder agrees that a restrictive legend in substantially the following form may be placed on the certificates representing the Warrant Shares unless the provisions of Section 3 dictate otherwise:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON REGULATION S THEREUNDER, AND CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S.


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
         PERSON, EXCEPT PURSUANT TO REGULATION S OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

The Holder understands and agrees that the Company may place, and may instruct any transfer agent or depository for the Shares to place, a stop transfer notation in the securities records in respect of the Shares.

5. Assignment or Loss of Warrant.

(a) The Holder of this Warrant, without obtaining the prior written consent of the Company, shall not transfer or assign its interest in this Warrant, or any of the Warrant Shares prior to exercise, in whole or in part to any transferee.

(b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

6. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

7. Arbitration. In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in San Diego, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in Oklahoma having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers effective on this 29th day of February 1996.

                                        PATRIOT SCIENTIFIC CORPORATION



                                        BY      ELWOOD G. NORRIS
                                                ----------------
                                        Its President



                                        BY      ROBERT PUTNAM
                                                -------------
                                        Its Secretary


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
                         PATRIOT SCIENTIFIC CORPORATION

                                 EXERCISE FORM


I or we hereby irrevocably elect to exercise the right of purchase represented by this Warrant Certificate to purchase ______________ Common Shares of the Company, and hereby make payment of $_______________ (number of shares purchased multiplied by $1.58) payable to the order of PATRIOT SCIENTIFIC CORPORATION in payment of the Exercise Price for such Common Shares, and request that certificates for the Common Shares shall be issued in the name of:



                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------
                        (please print name and address)

and, if such number of Common Shares shall not be all of the shares purchasable hereunder, that a new Warrant Agreement of like tenor for the balance of the remaining Common Shares purchasable hereunder be delivered to the undersigned at the address stated below.

CERTIFICATION: I/We hereby certify that I am/we are not a "U.S. Person" as defined in Regulation S of the U.S. Securities and Exchange Commission and that I am/we are not exercising this Warrant to purchase shares for or on behalf of any U.S. Person. I/We understand that the term "U.S. Person" includes, among other persons, an individual resident of the United States, any corporation, partnership or other entity organized under United States law, any agency or branch of a corporation, partnership or other entity organized under the laws of a country other than the United States which is located in the United States, any trust or estate of which any trustee, adminstrator or executor is a U.S. Person, and any account held for the benefit of a U.S. Person.

IMPORTANT: Every registered owner of this Certificate must sign it to exercise Warrants. The signature or signatures must correspond with the name or names written on the face of this Warrant Agreement in every particular, without alteration, enlargement or any change whatever, unless it has been assigned by in accordance with the Warrant Agreement.



------------------------------------------------------------
Signature of Warrant Holder


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